Exhibit 99.1

MP Materials Begins Construction on Texas Rare Earth Magnetics Factory to Restore Full U.S. Supply Chain

•	MP Materials and General Motors simultaneously announce a definitive supply agreement commencing in late 2023 to produce rare earth alloy and magnets for GM’s EV programs

•	The facility will create approximately 150 skilled jobs and approximately 1,300 indirect jobs

•	MP Materials’ Texas magnetics facility will source materials from Mountain Pass, California, and produce magnets powering approximately 500,000 EV motors per year, with potential to scale

•	The facility is a substantial component of a $700 million investment MP Materials will make to fully restore the U.S. rare earth magnetics supply chain over the next two years

•	Integrated recycling and leading environmental capabilities will deliver world class sustainability to support the energy transition

FORT WORTH, TEXAS., April 21, 2022 – MP Materials Corp. (NYSE: MP) today commemorates the start of construction at its first rare earth metal, alloy, and magnet manufacturing facility, located in Fort Worth, Texas. The first-of-its kind U.S. facility is a substantial component of a $700 million investment the company will make over the next two years to fully restore the U.S. rare earth magnetics supply chain. The project will create around 150 high-skill jobs and 1,300 indirect jobs and is located in Hillwood’s 27,000-acre, mixed-use development, AllianceTexas.

In parallel, MP Materials and General Motors (NYSE: GM) are co-announcing a definitive supply agreement to produce alloy and magnets for GM’s EV programs. The definitive supply agreement solidifies the terms of a binding agreement announced by MP Materials and GM in December. Under the long-term agreement, MP Materials will supply U.S.-sourced and manufactured rare earth materials, alloy, and finished magnets for the electric motors in more than a dozen models using GM’s Ultium Platform, with a gradual production ramp that is expected to begin in late 2023, starting with alloy.

MP Materials’ Fort Worth facility will have the capacity to produce approximately 1,000 tonnes of neodymium-iron-boron (NdFeB) magnets per year, supporting the production of approximately 500,000 EV traction motors, with room to scale. In addition to EVs, NdFeB magnets are critical inputs to robots, wind turbines, drones, defense systems, and many other high-growth technologies. Adamas Intelligence, an independent research firm, forecasts that global demand for NdFeB magnets will triple by 2035 on the back of rising demand for EV traction motors, wind power generators, energy efficient consumer appliances, and more.

In February, the Department of Defense awarded MP Materials $35 million to refine and separate heavy rare earth elements at the company’s Mountain Pass, California, rare earth materials production facility. MP’s Texas magnetics factory will source refined feedstock from Mountain Pass and transform it into finished products, delivering an end-to-end supply chain, including mining and refining, metal, alloy, and magnet manufacturing, and recycling.

Mountain Pass is a closed loop, zero-discharge facility with a dry tailings process that recycles more than 1.7 billion liters of water per year. To optimize for efficiency and sustainability, byproduct generated from alloy and magnet manufacturing will be recycled in a closed loop to every extent possible.

James Litinsky, Founder, Chairman, and Chief Executive Officer, MP Materials

“Bringing magnetics capabilities home is transformational for MP Materials and America’s supply chains. I am very proud that after a series of executive orders spanning multiple presidential administrations MP Materials is leading the restoration of the full supply chain and the revitalization of the American manufacturing spirit in our sector.”

Anirvan Coomer, Executive Director, Global Purchasing & Supply Chain, General Motors

“The new MP Materials magnetics facility in Fort Worth, Texas, will play a key role in GM’s journey to build a secure, scalable, and sustainable EV supply chain. As the foundational automotive customer of the Fort Worth facility, GM will use the products from this plant in the GMC HUMMER EV, Cadillac LYRIQ, Chevrolet Silverado EV, and more than a dozen models based on GM’s Ultium platform. We also look forward to collaborating with MP Materials from a public policy perspective to seek policies that are supportive of the establishment of an efficient U.S.-based rare earth and magnet supply chain.”

Ross Perot Jr., Chairman, Hillwood and The Perot Group

“Today is an exciting day for North Texas and our entire country. MP Materials is not only bringing their state-of-the art magnetics facility to AllianceTexas, but also reshoring important next-generation manufacturing jobs to America. Securing and developing rare earth materials is one of the most important national security issues of our day, and we’re proud that AllianceTexas can partner with MP Materials to play a key role in America’s ability to power its future.”

The Honorable Ted Cruz, U.S. Senator for Texas

“The United States needs to do everything we can to end our dangerous dependence on China for rare earth elements and critical minerals across the entire supply chain. It is both significant and important that MP Materials is going beyond mining and into alloying and manufacturing, and I’m deeply proud of the role Texas is playing in these projects.”

The Honorable Kay Granger, U.S. Representative for Texas

“MP’s investment will bring hundreds of new jobs and millions in economic growth to the TX-12 community. Rare earth materials are crucial for many defense systems, and by producing these much-needed magnets, this facility will reduce our dependence on countries like China. For the sake of our national security, we must continue to increase domestic rare earth production, and I’m proud that we will do that right here in Fort Worth.”

The Honorable Michael Burgess, U.S. Representative for Texas

“When it comes to solving the energy crisis facing our nation, we need innovative and visionary solutions at the forefront. It is exciting that Texas is able to welcome another energy provider today with the groundbreaking of MP Materials’ new rare earth alloying and magnet manufacturing facility. I hope you will join me in welcoming MP Materials to our community.”

The Honorable Beth Van Duyne, U.S. Representative for Texas

“Rare earth magnets are essential for U.S. economic and national security, and it is vital to our national interest that we manufacture these components at scale here at home. I applaud MP Materials for building this landmark facility in Fort Worth, and I’m pleased that Texas is at the forefront of restoring this important supply chain back to America.”

The Honorable Marc Veasey, U.S. Representative for Texas

“Rare earth magnets are critical to the energy transition and security of the United States. It is essential we manufacture these components in the United States from domestic materials sourced in an environmentally responsible manner. The people of TX-33 are prepared to support and lead this effort.”

The Honorable Greg Abbott, Governor of Texas

“Congratulations to MP Materials on the groundbreaking of their new magnet manufacturing facility and engineering headquarters in Fort Worth. This incredible investment will not only create more than 100 new jobs for hardworking Texans, but will also bolster the state’s supply chain in high-tech industries while solidifying Texas as a mecca for advanced manufacturing and innovation. It’s thanks to industry innovators like MP Materials that ‘Made in Texas’ continues to be the most powerful global brand.”

The Honorable Mattie Parker, Mayor of Fort Worth

“This new MP Materials facility is an excellent fit for the groundbreaking work being done at AllianceTexas, and it presents an incredible opportunity to bring more advanced manufacturing jobs home to the U.S. right here in Fort Worth. Our local, state, and national economic and mobility goals require secure development of rare earth magnets, and I am proud that Fort Worth will serve as a center for our nation’s focus on advancing this effort.”

About MP Materials

MP Materials Corp. (NYSE: MP) is the largest producer of rare earth materials in the Western Hemisphere. The Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility in California, North America’s only active and scaled rare earth production site. Separated rare earth elements are critical inputs to the world’s most powerful and efficient magnets found in electric vehicles, drones, defense systems, wind turbines and various advanced technologies. The Company is developing U.S. metal, alloy and magnet manufacturing capacity to build these critical components domestically. More information is available at https://mpmaterials.com/.

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Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s expected investment to restore the rare earth supply chain in the United States, the expected number of employees and jobs being created in connection with the Company’s Forth Worth facility, statements regarding the long-term agreement with General Motors and the Company’s ability and timing to supply U.S.-produced NdFeB alloy and magnets. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; uncertainty of the projected financial information with respect to the Company; continued demand for NdFeB magnets which may decrease materially in the future; risks related to the Company’s long-term agreement with General Motors; the Company’s ability to produce and supply NdFeB magnets to third parties, including General Motors, is subject to a number of uncertainties and contingencies; the impact of the global COVID-19 pandemic, on any of the foregoing risks; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.

Contact

Matt Sloustcher

msloustcher@mpmaterials.com